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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 17, 2003



                                 LIGHTSPAN, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)





     000-29347                                             33-0585210
(Commission File No.)                          (IRS Employer Identification No.)





                            10140 CAMPUS POINT DRIVE
                           SAN DIEGO, CALIFORNIA 92121
              (Address of principal executive offices and zip code)




       Registrant's telephone number, including area code: (858) 824-8000




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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

On November 17, 2003, Lightspan, Inc. (the "Company") and PLATO Learning, Inc. ("PLATO"), consummated its previously announced merger of a wholly owned subsidiary of PLATO with and into the Company. The Company will continue as a wholly owned subsidiary of PLATO after the merger. The merger resulted in the change in control of the Company.

Pursuant to the merger, each issued and outstanding share of common stock of the Company ceased to be outstanding and was automatically converted into the right to receive 1.33 shares of common stock of PLATO. As a result of the merger, as of the close of business on November 17, 2003, the Company's shares will no longer be traded on the Nasdaq National Stock Market or any other securities exchange.


ITEM 7.  EXHIBITS.

     2.1 Agreement and Plan of Merger, dated as of September 9, 2003, by and among PLATO Learning, Inc., a Delaware corporation, LSPN Merger Corp., a Delaware corporation, and Lightspan, Inc., a Delaware corporation (Incorporated by reference to Exhibit 99.1 to the Company's Report on Form 8-K filed September 10, 2003).




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        LIGHTSPAN, INC.



Dated:  November 17, 2003               By: /s/ Gregory J. Melsen
                                            ------------------------------------
                                            Gregory J. Melsen
                                            Chief Financial Officer, Secretary
                                            and Treasurer




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                                INDEX TO EXHIBITS



     2.1 Agreement and Plan of Merger, dated as of September 9, 2003, by and among PLATO Learning, Inc., a Delaware corporation, LSPN Merger Corp., a Delaware corporation, and Lightspan, Inc., a Delaware corporation (Incorporated by reference to Exhibit 99.1 to the Company's Report on Form 8-K filed September 10, 2003).




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